Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re: Tuesday Morning Corporation, et al.,[1] Debtors.	§ § § § §	Chapter 11 Case No. 20-31476-HDH-11 Jointly Administered

ORDER CONFIRMING THE REVISED SECOND AMENDED JOINT PLAN OF
REORGANIZATION OF TUESDAY MORNING CORPORATION, ET AL., PURSUANT
TO CHAPTER 11 OF THE BANKRUPTCY CODE

On December 22, 2020, the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) conducted a hearing (the “Confirmation Hearing”) to consider confirmation of the Second Amended Joint Plan of Reorganization of Tuesday Morning Corporation, et al., Pursuant to Chapter 11 of the Bankruptcy Code, dated November 18, 2020 [Docket No. 1633], filed by Tuesday Morning Corporation and its debtor affiliates, as debtors and debtors in possession (collectively, the “Debtors”).2 As referred to herein, the “Plan” shall be the Plan attached hereto as Exhibit A, which incorporates modifications referred to herein. Based on the evidence presented, including without limitation, the live testimony provided at the Confirmation Hearing, the Declaration of Barry Folse in Support of Confirmation of the Revised Second Amended Joint Plan of Reorganization of Tuesday Morning Corporation, et al., Pursuant to Chapter 11 of the Bankruptcy Code (Solicitation Version) [Docket No. 1874] (the “Folse Declaration”), the Declaration of James Doak in Support of Confirmation of the Plan [Docket No. 1875] (the “Doak Declaration”), the Declaration of Tim Vogds in Support of Confirmation of the Revised Second Amended Joint Plan of Reorganization of Tuesday Morning Corporation, et al., Pursuant to Chapter 11 of the Bankruptcy Code (Solicitation Version) [Docket No. 1876] (the “Vogds Declaration”), the Declaration of Jack Fraker in Support of Confirmation of the Revised Second Amended Joint Plan of Reorganization of Tuesday Morning Corporation, et al., Pursuant to Chapter 11 of the Bankruptcy Code (Solicitation Version) [Docket No. 1877] (the “Fraker Declaration”), the Declaration of Josephine Gartrell in Support of (i) Tuesday Morning Corporation 2014 Long-Term Incentive Plan, (ii) the Third Amendment to the Tuesday Morning Corporation 2014 Long-Term Incentive Plan, and (iii) Insider Emergence Grant [Docket No. 1878] (the “Gartrell Declaration”), and the Declaration of Jane Sullivan on Behalf of Epiq Corporate Restructuring, LLC Regarding Voting and Tabulation of Ballots Cast on the Revised Second Amended Joint Plan of Reorganization of Tuesday Morning Corporation, et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1870] (the “Ballot Certification”), the exhibits entered into evidence at the Confirmation Hearing, the arguments and representations of counsel at the hearing and in the briefs filed in support of confirmation of the Plan, and the entire record in the Chapter 11 Cases, the Bankruptcy Court has determined that the Plan satisfies the applicable provisions of the Bankruptcy Code, and should therefore be confirmed.

1 The Debtors in these Chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, include: Tuesday Morning Corporation (8532) (“TM Corp.”); TMI Holdings, Inc. (6658) (“TMI Holdings”); Tuesday Morning, Inc. (2994) (“TMI”); Friday Morning, LLC (3440) (“FM LLC”); Days of the Week, Inc. (4231) (“DOTW”); Nights of the Week, Inc. (7141) (“NOTW”); and Tuesday Morning Partners, Ltd. (4232) (“TMP”). The location of the Debtors’ service address is 6250 LBJ Freeway, Dallas, TX 75240.

2 Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

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IT IS HEREBY DETERMINED FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.             The Plan satisfies all of the requirements for Confirmation set forth in Bankruptcy Code § 1129. The Plan complies with each applicable provision of the Bankruptcy Code.

B.              The Plan, the Disclosure Statement in Support of the Revised Second Amended Joint Plan of Reorganization of Tuesday Morning Corporation, et al., pursuant to Chapter 11 of the Bankruptcy Code (Solicitation Version) [Docket No. 1634] (the “Disclosure Statement”), the Bankruptcy Court’s order approving the Disclosure Statement, solicitation procedures, and related matters [Docket No. 1640] (the “Solicitation Procedures Order”), the ballots for voting on the Plan, the Confirmation Hearing Notice, the Plan Supplement (including any supplements and amendments to the Plan Supplement), and the other materials distributed by the Debtors in connection with Confirmation of the Plan (collectively, the “Confirmation Materials”) were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, with the Local Bankruptcy Rules, and with the procedures set forth in the Solicitation Procedures Order. Notice of the Confirmation Hearing was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases. The transmittal and service of the Confirmation Materials complied with the Solicitation Procedures Order, were appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, were conducted in good faith, and were in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any other applicable rules, laws, and regulations. Because such transmittal and service were adequate and sufficient, no other or further notice is necessary or shall be required.

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C.               Pursuant to Bankruptcy Code § 1127, any modifications to the Plan since the commencement of Solicitation described or set forth herein constitute technical changes or changes with respect to particular Claims or Interests made pursuant to the agreement of the holders of such Claims or Interests and do not materially or adversely affect or change the treatment of any other Claims or Interests. Pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under Bankruptcy Code § 1125 or the re-solicitation of votes under Bankruptcy Code § 1126, nor do they require that the holders of Claims or Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

D.               The Debtors have proposed the Plan, including, without limitation, the Plan Supplement and all exhibits and schedules thereto, and all other documents filed in connection with the Plan, or executed or to be executed in connection with the transactions contemplated by the Plan and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications in good faith and not by any means forbidden by law, thereby satisfying Bankruptcy Code § 1129(a)(3). In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases and the formulation of the Plan. The good faith of the Released Parties is evident from the facts and record of the Chapter 11 Cases, the Disclosure Statement, and the record of the Confirmation Hearing. The Plan and all Restructuring Transactions contemplated under the Plan, including without limitation the Rights Offering, the Senior Subordinated Notes, the Sale Leaseback, and the New ABL Credit Facility were formulated, developed, negotiated, and proposed with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates and to effectuate a successful restructuring of the Debtors, and they were the product of extensive negotiations conducted at arm’s length and in good faith among the Debtors, the Creditors Committee, the Equity Committee, the Backstop Parties, the Senior Subordinated Noteholders, the DIP Revolving Facility Agent, the Existing First Lien Agent, the New ABL Credit Facility Agent, the Debtors’ landlords, and other key stakeholders. The Debtors, Creditors Committee, and the Equity Committee acted at all times in good faith, professionally, and ethically in seeking to maximize value in these cases and discharged their fiduciary duties to their respective constituencies in these Chapter 11 Cases. Further, the Plan’s classification, indemnification, settlement, discharge, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with Bankruptcy Code §§ 105, 1122, 1123(b)(6), 1129, and 1142, and are each necessary for the Debtors to consummate the value-maximizing transactions set forth in the Plan Documents. Accordingly, the requirements of Bankruptcy Code § 1129(a)(3) are satisfied.

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E.              As required by Bankruptcy Code § 1122(a), the Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between Holders of Claims and Interests. Thus, the Plan satisfies Bankruptcy Code §§ 1122 and 1123(a)(1).

F.              The Plan satisfies Bankruptcy Code § 1123(a)(4) and does not “discriminate unfairly” against any Holders of Claims or Interests. The treatment of each Class of Claims and Interests is proper, and the Debtors have a valid rationale, including for the rationales articulated in the Confirmation Brief, for the Plan’s classification scheme and the treatment provided for different Classes. The Plan is also “fair and equitable” with respect to each Class of Claims and Interests.

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G.              The Debtors have disclosed the identity of any director, officer, or employee of the Reorganized Debtors that is an Insider. The Debtors have disclosed the nature of any compensation to be paid to any such director, officer, or employee. Consequently, the Plan satisfies the requirements of Bankruptcy Code § 1129(a)(5).

H.              The liquidation analysis attached as Exhibit 2 to the Disclosure Statement (the “Liquidation Analysis”) and the other evidence related thereto in support of the Plan that was proffered or adduced at or prior to the Confirmation Hearing or in the Confirmation Declarations: (a) are reasonable, persuasive, credible, and accurate as of the dates such analyses or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that holders of Allowed Claims and Allowed Interests in every Class will recover as much or more under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. Accordingly, the Plan satisfies the “best interest of creditors” test under Bankruptcy Code § 1129(a)(7).

I.                The Ballot Certification demonstrates that each Impaired Class of Claims and Interests entitled to vote has voted in favor of the Plan. The Plan therefore satisfies the requirements of Bankruptcy Code §§ 1129(a)(8) and (10).

J.                The Plan provides for payment of Allowed Administrative Expense Claims and Allowed Priority Claims in a manner consistent with the requirements of Bankruptcy Code § 1129(a)(9).

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K.              Based on the financial projections attached as Exhibit 3 to the Disclosure Statement as well as the testimony and the supporting documentary evidence presented at the Confirmation Hearing, the Bankruptcy Court finds that the Plan implements the reorganization of the Debtors and their businesses and the restructuring of their financial obligations. The financial projections prepared by the Debtors are reasonable, and the Debtors can be expected to achieve operational results consistent with those financial projections. The financial projections demonstrate that the Debtors will be able to make all payments required under the Plan, and that confirmation of the Plan is not likely to be followed by liquidation or further need for financial restructuring by the Debtors. Therefore, the Plan is feasible and complies with Bankruptcy Code § 1129(a)(11).

L.               Article XII.C of the Plan provides that, until the Chapter 11 Cases are closed, all fees incurred under 28 U.S.C. § 1930(a)(6) will be paid by each Reorganized Debtor or by the Disbursing Agent on behalf of the Reorganized Debtors. Article IV.N. of the Plan provides that all retiree benefits (as such term is defined in Bankruptcy Code § 1114), if any, shall continue to be paid in accordance with applicable law. Accordingly, the Plan complies with the requirements of Bankruptcy Code §§ 1129(a)(12) and (13).

M.             The primary purpose of the Plan is not avoidance of taxes or avoidance of the requirements of Section 5 of the Securities Act. Therefore, the Plan complies with Bankruptcy Code § 1129(d).

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N.              The entry into the Sale Leaseback with the Sale Leaseback Counterparty, as amended in the Plan Supplement and this Order, is a proper exercise of the Debtors’ business judgment and is in the best interests of the Debtors and their Estates. The Debtors’ decision to seek approval of the Sale Leaseback with the new Sale Leaseback Counterparty instead of with Rialto Real Estate Fund IV – Property LP (“Rialto”), the original Sale Leaseback Counterparty identified in the initial draft of the Plan, was a proper exercise of the Debtors’ business judgment because the offer received from the new Sale Leaseback Counterparty was materially higher than the prior offer from the original Sale Leaseback Counterparty. The Debtors have engaged in arm’s-length good faith negotiations with Rialto (i) regarding the Objection of Rialto Real Estate Fund IV – Property LP to Revised Second Amended Joint Plan of Reorganization of Tuesday Morning Corporation, et al. Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 1850] (the “Rialto Objection”) and (ii) to address the claims and causes of action that Rialto alleges exist as a result of the Debtors’ decision to terminate their agreement with Rialto to enter into the Sale Leaseback with Rialto. After engaging in good-faith negotiations, the Debtors and Rialto have agreed to the terms of a settlement (the “Rialto Settlement”) resolving the matters raised in the Rialto Objection and any other claims and causes of action held by Rialto against the Debtors’ or their Estates. The terms of the Rialto Settlement are that in full and final satisfaction of all claims, causes of action, liens, interests, or other rights (including without limitation Rialto’s right to assert a claim for substantial contribution under Bankruptcy Code § 503) that Rialto or any of its affiliates may have against the Debtors, the Estates, or the Reorganized Debtors, including any claims, causes of action, liens, interests or other rights against the employees, officers, directors, professionals or other agents of the Debtors, the Estates, or the Reorganized Debtors, (a) the Rialto Objection is withdrawn or otherwise overruled and Rialto supports confirmation of the Plan and (b) Rialto shall be granted an Administrative Claim in the amount of $500,000 (the “Rialto Administrative Claim”) which Administrative Claim shall be paid on the Effective Date or promptly thereafter. The releases provided for herein shall be subject to payment of the Rialto Administrative Claim. The Bankruptcy Court finds that Rialto’s participation in the Chapter 11 Cases was beneficial to the Debtors and their Estates and that Rialto’s participation in the marketing and sale process relating to the Sale Leaseback Transaction Property (defined below) directly resulted in a substantial increase in the consideration to be received by the Debtors through the Sale Leaseback Transaction. The Bankruptcy Court further finds that the Debtors’ entry into the Rialto Settlement is a proper exercise of the Debtors’ business judgment, is in the best interests of the Debtors, the Estates, and the Reorganized Debtors, and that the consideration provided through the Rialto Settlement by the parties is adequate and appropriate and that the Rialto Settlement should therefore be approved.

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O.               The Bankruptcy Court finds that the Management Incentive Plan (defined below) is appropriate and is consistent with management incentive plans for similarly situated businesses in the Debtors’ industry. The assumption of the Tuesday Morning Corporation 2014 Long-Term Incentive Plan and the entry into the Third Amendment (as defined below) are proper exercises of the Debtors’ business judgment, are consistent with the Debtors’ past practices, and are appropriate under the circumstances of the Debtors’ business.

P.                The Bankruptcy Court finds that, pursuant to Bankruptcy Code § 1123(b), Bankruptcy Rule 3016, and applicable authority, the release, exculpation, and injunction provisions of the Plan are (i) essential and integral provisions of the Plan, (ii) warranted, necessary and appropriate, (iii) properly included in the Plan as an exercise of the Debtors’ business judgment, and (iv) supported by sufficient consent and consideration under the circumstances of the Plan and the Chapter 11 Cases as a whole. Proper, timely, adequate, and sufficient notice of the release, exculpation, and injunction provisions of the Plan, including those contained in Article VIII of the Plan, has been provided in accordance with the Bankruptcy Code, the Bankruptcy Rules, the orders of this Bankruptcy Court, and due process. Interested parties have had a sufficient and adequate opportunity to object to such provisions and to be heard as to their objections, and no further notice of such provisions is required for entry of this Order. Each of the release, exculpation, and injunction provisions set forth in the Plan and this Order is: (a) within the jurisdiction of the Bankruptcy Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) an integral element of the Plan and the global compromise reached among the Debtors and their various stakeholders; (c) conferring material benefit on, and is in the best interests of, the Debtors, their Estates, and holders of Claims and Interests; (d) important to the objective of the Plan to resolve all Claims and Interests, (e) are appropriately tailored to the facts and circumstances of the Chapter 11 Cases, and (e) consistent with Bankruptcy Code §§ 105, 1123, and 1129, 1141 and other applicable provisions of the Bankruptcy Code and any other applicable laws.

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Q.                Moreover, the release by the Releasing Parties (the “Third-Party Release”), set forth in Article VIII.D of the Plan (as amended by paragraph 82 of this Order), is: (a) consensual; (b) in exchange for the good and valuable consideration provided by the Released Parties; (c) a good-faith settlement and compromise of the claims and Causes of Action released by the Third-Party Release; (d) materially beneficial to, and in the best interests of, the Debtors, their Estates, and their stakeholders, and is important to the overall objectives of the Plan to finally resolve certain Claims among or against certain parties in interest in the Chapter 11 Cases; (e) fair, equitable, and reasonable; (f) given and made after due notice and opportunity for hearing; and (g) a bar to any of the Releasing Parties asserting any claim or Cause of Action released by the Third-Party Release against any of the Released Parties. The Third-Party Release was critical in incentivizing the Released Parties to support the Plan and preventing potentially significant and time-consuming litigation regarding the parties’ respective rights and interests. The Released Parties have made a substantial contribution to the Debtors’ reorganization. Among other things (a) the Released Parties support the Plan, (b) the DIP Parties provided the Debtors the DIP Facilities, (c) the Creditors Committee and the Equity Committee each actively participated in the Restructuring Transactions that will result in, inter alia, payment in full to Class 5 General Unsecured Claims and reinstatement of Class 7 Tuesday Morning Corporation Interests, (d) the New ABL Credit Facility Agent and the lenders under the New ABL Facility are providing the Debtors with the New ABL Facility, and (e) the Backstop Parties and Senior Subordinated Noteholders agreed to provide the financing necessary to consummate the Plan through the Backstop Agreement and the Senior Subordinated Notes. Furthermore, the Third-Party Release is consensual as (i) the Releasing Parties were provided adequate notice of the chapter 11 proceedings, the Plan, and the deadline to object to confirmation of the Plan, (ii) voting Creditors and Interest holders were given the opportunity to opt out of the Third-Party Release, and (iii) the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, and the ballots. There is an identity of interests between the Debtors and the entities that will benefit from the Third-Party Release. Each of the Released Parties, as stakeholders and critical participants in the Debtors’ reorganization process, share a common goal with the Debtors in seeing the Plan succeed. Any released Cause of Action against one of the Debtors’ Released Parties would create an obligation on behalf of the Debtors and would effectively amount to litigation against the Debtors, depleting assets of the Estates.

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R.                 Notwithstanding anything herein to the contrary, the individuals and entities listed on Exhibit B have opted out of the Third-Party Release (defined below) and shall not be a Releasing Party or a Released Party.3

3 Any beneficial holder of Tuesday Morning Corporation Interests that received its Solicitation Package through a nominee and opted out of the Third-Party Release shall be identified on Exhibit B by the control number used by its nominee to identify such holder.

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S.                  To permit the Debtors to commence their duties as quickly as practicable, including without limitation to commence the Rights Offering, to promote prompt distributions under the Plan for the benefit of creditors and equity holders, and because a significant number of implementation activities are capable of being undertaken in short order, good cause exists to support the waiver of the stay imposed by Bankruptcy Rule 3020(e).

BASED ON THE FOREGOING, IT IS HEREBY ORDERED THAT:

A.	Confirmation of the Plan and Approval of Plan Documents

1.                  The Plan is CONFIRMED in its entirety under Bankruptcy Code § 1129, and all of the terms and conditions contained in the Plan are APPROVED. The Debtors are authorized to implement the Plan in accordance with its terms and conditions.

2.                  The Plan Documents (which include the Plan Supplement as filed with the Bankruptcy Court, as may be amended through and including the Effective Date) and such other certificates, documents, and instruments that may be necessary or appropriate to effectuate the transactions contemplated thereunder and in the Plan, and the terms and conditions thereof, are APPROVED. The Debtors, with the consent of the parties whose consent is required under the Plan, are authorized to make non-material modifications to the Plan Documents through and including the Effective Date in accordance with Bankruptcy Code § 1127 without further order of the Bankruptcy Court to the extent necessary to make any changes required or appropriate to implement, effectuate, and consummate the Plan, the Plan Documents, the terms of this Order, and the transactions respectively contemplated thereunder. The Plan and the Plan Documents have been negotiated in good faith at arm’s length and shall, on and after the Effective Date, constitute legal, valid, binding, and authorized obligations of the respective parties thereto and will be enforceable in accordance with their terms. The Debtors and the non-Debtor parties to the Plan Documents are authorized to execute and deliver the Plan Documents as required and directed by the Plan. On and after the Effective Date and as executed by the Debtors, the terms and conditions of the Plan Documents shall be effective and enforceable as provided for therein. Notwithstanding the foregoing, the Debtors agree that the Notice of Filing of Supplement to Exhibit 12 of the Debtors’ Plan Supplement [Docket No. 1812] in which the Debtors proposed approval of equity grants to certain insiders (the “Insider Emergence Grants”) has been withdrawn pursuant to Docket No. 1899, is not part of the Plan Documents or Plan Supplement for purposes of the Plan, and the Insider Emergence Grants are not approved by this Confirmation Order but instead shall be reserved for consideration by the New Board after the Effective Date.

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3.                  All objections to confirmation of the Plan not withdrawn or otherwise resolved at or before the Confirmation Hearing are expressly overruled or are otherwise reflected in this Order.

B.	Settlement of Claims and Controversies

4.                  Pursuant to Bankruptcy Code § 1123(b)(3)(A) and Bankruptcy Rule 9019, and in consideration for the Plan Distributions and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and controversies relating to the rights that a holder of a Claim or Interest may have with respect to such Claim or Interest or any Plan Distribution on account thereof. The entry of this Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date, of each of the compromises and settlements embodied in the Plan, including the treatment of Claims and Interests under the Plan, and the Bankruptcy Court’s finding that all such compromises or settlements are: (i) in the best interest of the Debtors, the Estates, the Reorganized Debtors, their respective Creditors and their respective properties and stakeholders; (ii) fair, equitable and within the range of reasonableness; and (iii) satisfy the requirements of Bankruptcy Rule 9019 and section 1123(b)(3)(A). The provisions of the Plan, including, without limitation, the Plan’s release, injunction, exculpation and compromise provisions, are mutually dependent.

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C.	Effects of Confirmation of the Plan

5.                  The provisions of the Plan and this Order are binding on the Debtors, each holder of a Claim or Interest, non-Debtor counterparty to an Executory Contract or Unexpired Lease with any Debtor, any interested party in the Chapter 11 Cases, and any other Person, and each of the foregoing’s respective agents, heirs, successors, and assigns, regardless of whether such Person filed a proof of claim or voted to accept the Plan.

6.                  Upon entry of this Order, the Debtors and their directors, officers, agents, attorneys, and professionals, along with the parties to the Plan Documents, are authorized and directed to effect any and all transactions contemplated or required by the Plan and Plan Documents. On and after the Effective Date, the Debtors and their directors, officers, agents, attorneys, and professionals, along with the parties to the Plan Documents, are authorized and directed to take all necessary and appropriate steps and corporate action to implement the terms of the Plan and the Plan Documents, regardless of whether such actions are specifically referred to in the Plan or the Plan Documents, without the need for further shareholder, member, director, officer, or any other corporate approvals, or further order of the Bankruptcy Court.

7.                  Except as otherwise provided by the Plan or this Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan are in exchange for and in complete satisfaction, discharge, and release of, all Claims against or Interests in the Debtors or property of the Estates.

8.                  Except as otherwise provided in the Plan, this Order, or separate Final Order, any and all injunctions or automatic stays provided for in the Chapter 11 Cases under Bankruptcy Code §§ 105 and 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect through the Effective Date.

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9.                  Except as otherwise provided in Bankruptcy Code § 1141(d)(3), and subject to the occurrence of the Effective Date, on and after the entry of this Order, the provisions of the Plan shall bind every holder of a Claim against or Interest in any Debtor and inure to the benefit of and be binding on such holder’s respective successors and assigns, regardless of whether the Claim or Interest of such holder is impaired under the Plan and whether such holder has accepted the Plan.

D.	Vesting of Assets Free and Clear of Liens and Claims

10.                Except with respect to the Liens granted under the New ABL Credit Facility Documents, the Senior Subordinated Notes, or any agreement, instrument, or other document incorporated in the Plan, or as otherwise provided in the Plan, on the Effective Date and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, all property in each Estate, all Retained Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Retained Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. The General Unsecured Cash Fund, including the portion of the General Unsecured Cash Fund comprising the Class 5 Disputed Claim Reserve, shall be placed in the Escrow Account (defined below), which Escrow Account shall not constitute property of the Debtors, the Estates, or the Reorganized Debtors and shall not be subject to the control of the New ABL Credit Facility Agent or the lenders under the New ABL Facility or the Senior Subordinated Notes, and shall not be subject to any liens, claims (other than the claims of holders of Allowed General Unsecured Claims) or encumbrances, including, but not limited to, the liens of the New ABL Credit Facility or the Senior Subordinated Notes, and the Escrow Account shall be administered by the Unsecured Claim Disbursing Agent (as defined below) in accordance with the terms of the Plan, the Disbursing Agent Agreement and the Escrow Deposit Agreement (each as defined below) solely for the benefit of the holders of Allowed General Unsecured Claims. The Reorganized Debtors may not use or dispose of any portion of the General Unsecured Cash Fund except as specifically set forth in the Plan. Failure to include a Cause of Action on the Schedule of Retained Causes of Action shall not constitute a waiver or release of such Cause of Action.

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E.	Continued Corporate Existence

11.                Except as otherwise provided in the Plan, the Debtors shall continue to exist after the Effective Date as Reorganized Debtors in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the New Organizational Documents. On or after the Effective Date, the Debtors or Reorganized Debtors, as the case may be, are authorized pursuant to Article IV of the Plan to take any such action as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including causing: (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor or (ii) a Reorganized Debtor to be dissolved.

F.	Implementation of the Plan

12.                Pursuant to Bankruptcy Code § 1123(a)(5)(D), on, or, unless specifically provided otherwise herein, prior to the Effective Date, or as soon thereafter as is reasonably practicable, the Debtors or Reorganized Debtors, as applicable, may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including: (a) the issuance of all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan, and the consummation of one or more corporate transactions, as shall be provided for, described in, or contemplated by the Plan Documents; (b) the actions consistent with or reasonably necessary to implement the terms of the Restructuring Transactions; (c) the execution and delivery of appropriate agreements or other documents containing terms that are consistent with or reasonably necessary to implement the terms of the Plan (including the Plan Documents) and that satisfy the requirements of applicable law; (d) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and the Plan Documents and having other terms for which the applicable parties agree; (e) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution pursuant to applicable state or provisional law; and (f) all other actions that the applicable Entities determine to be necessary or appropriate and that are not inconsistent with the Plan.

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13.                All such actions taken or caused to be taken consistent with the terms of the Confirmation Order and the Plan, including any such actions taken with respect to the Restructuring Transactions prior to the date of entry of the Confirmation Order, shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act or action under any applicable law, order, rule or regulation.

14.                On the Effective Date, the Reorganized Debtors shall be authorized to and shall enter into the New ABL Credit Facility and execute the New ABL Credit Facility Documents or any other document necessary to effectuate the New ABL Credit Facility, without the need for any further corporate action and without the need for any further corporate or organizational action by or approval of the Bankruptcy Court. To the extent applicable, Confirmation of the Plan shall be deemed (a) approval of the New ABL Credit Facility (including the transactions and related agreements contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors or the Reorganized Debtors, as applicable, in connection therewith), to the extent not approved by the Bankruptcy Court previously, and (b) authorization for the Debtors or the Reorganized Debtors, as applicable, to, without further notice to or order of the Bankruptcy Court, (i) execute and deliver those documents and agreements necessary or appropriate to pursue or obtain the New ABL Credit Facility, including the New ABL Credit Facility Documents, and incur and pay any fees and expenses in connection therewith and (ii) act or take action under applicable law, regulation, order, or rule or vote, consent, authorization, or approval of any person, subject to such modifications as the Debtors or Reorganized Debtors, as applicable, may deem to be necessary to consummate the New ABL Credit Facility.

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15.               As the agent for the New ABL Credit Facility, the Existing First Lien Agent shall retain the Liens and security interests securing the Existing First Lien Credit Facility Claims and have such Liens and security interests secure the New ABL Credit Facility subject to the terms of the Intercreditor Agreement (as defined below). As of the Effective Date, upon the granting of Liens in accordance with the New ABL Credit Facility Documents, such Liens shall constitute valid, binding, enforceable, and automatically perfected Liens in the collateral specified in the New ABL Credit Facility Documents subject to the terms of the Intercreditor Agreement. To the extent provided in the New ABL Credit Facility Documents and the Intercreditor Agreement, the holder(s) of Liens under the New ABL Credit Facility Documents are authorized to file, with the appropriate authorities, financing statements and other documents, to take possession of or control, or to take any other action in order to evidence, validate and perfect such Liens or security interests. The guarantees, mortgages, pledges, Liens and other security interests granted to secure the obligations arising under the New ABL Credit Facility Documents have been granted in good faith, for legitimate business purposes and for reasonably equivalent value, as an inducement to the lenders thereunder to extend credit thereunder, shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, and shall not otherwise be subject to avoidance, recharacterization or subordination (including equitable subordination) for any purpose whatsoever under the Bankruptcy Code or applicable non-bankruptcy law, and the priorities of such Liens and security interests shall be as set forth in the New ABL Credit Facility Documents and the Intercreditor Agreement.

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16.              Upon the entry of the Confirmation Order, the Debtors, or Reorganized Debtors, as applicable, are authorized to consummate the Sale Leaseback Transaction with the Sale Leaseback Counterparty identified in the Plan Supplement in accordance with the transaction documents included in the Plan Supplement. Notwithstanding anything herein to the contrary, but subject in all respects to the transactional documents relating to and comprising the Sale Leaseback Transaction (the “Sale Leaseback Transaction Documents”), effective on and subject to the closing of the Sale Leaseback Transaction: (a) pursuant to Bankruptcy Code §§ 105(a), 363(b), 363(f), and 1123, the Debtors’ interests, or the Reorganized Debtors’ interests, as applicable, in the property the subject of the Sale Leaseback Transaction (the “Sale Leaseback Transaction Property”) shall be transferred free and clear of any and all Liens, Claims, Interests, charges, and other encumbrances of any kind or nature; (b) neither the Sale Leaseback Counterparty, nor any of its affiliates are or shall be deemed to: (i) be legal successors to the Debtors, the Reorganized Debtors, or their estates by reason of any theory of law or equity; (ii) have de facto or otherwise, merged with, or into any of the Debtors or the Reorganized Debtors; or (iii)  be an alter ego or a mere continuation or substantial continuation or successor of any of the Debtors or the Reorganized Debtors in any respect; (c) neither the Sale Leaseback Counterparty, nor any of its affiliates shall assume or in any way be responsible for any liability or obligation of any of the Debtors or the Reorganized Debtors except as expressly provided for in the Sale Leaseback Transaction Documents; (d) this Confirmation Order, if filed, registered, or otherwise recorded shall be effective as a conclusive determination that all Liens, Claims, Interests, charges, and other encumbrances of any kind or nature existing as to the Property the subject of the Sale Leaseback Transaction have been unconditionally released, discharged, and terminated; provided that this Confirmation Order shall be binding and effective regardless of whether any such filing, registration, or recordation occurs; (e)  the Sale Leaseback Transaction Documents are not subject to rejection or avoidance (whether through any claim, action, or proceeding arising under chapter 5 of the Bankruptcy Code or under any similar state or federal law or any other cause of action) by the Debtors, the Reorganized Debtors, any chapter 7 or 11 trustee of the Debtors’ bankruptcy estates, or any other person or entity; (f) neither the Debtors nor the Sale Leaseback Counterparty, nor any affiliate of either have engaged in any conduct that would cause or permit the Sale Leaseback Transaction Documents to be avoided under any provision of the Bankruptcy Code; (g) the Sale Leaseback Counterparty is a good-faith purchaser within the meaning of Bankruptcy Code § 363(m) and as such is entitled to all of the protections afforded thereby; and (i) the Sale Leaseback Counterparty shall not have any liability arising out of or in connection with any claims arising out of or in connection with these bankruptcy cases except as specifically provided for in the Sale Leaseback Transaction Documents.

17.              The Seller’s designee, as set forth in section 7.6 of the Sale Leaseback Documents, shall be the Unsecured Claim Disbursing Agent and the proceeds of the Sale Leaseback (less the payment of applicable transaction costs and related closing costs) shall be transferred immediately to the Unsecured Claim Disbursing Agent for placement in the Escrow Account as part of the General Unsecured Cash Fund.

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18.             On the Effective Date, the Reorganized Debtors shall be authorized to execute the applicable credit agreement in substantially the form contained in the Plan Supplement and any other document necessary to effectuate the issuance of the Senior Subordinated Notes (the “Senior Subordinated Notes Documents”), without the need for any further corporate action and without the need for any further corporate or organizational action by or approval of the Bankruptcy Court. Promptly upon the receipt by the Reorganized Debtors of the proceeds of the Senior Subordinated Notes, the Reorganized Debtors shall transfer to the Unsecured Claim Disbursing Agent for placement in the Escrow Account, from such proceeds, sufficient funds to ensure that, upon the transfer of the proceeds of the Sale Leaseback to the Unsecured Claim Disbursing Agent for placement in the Escrow Account, the General Unsecured Cash Fund shall be funded with not less than $86.3 million. As of the Effective Date, upon the granting of Liens in accordance with the Senior Subordinated Notes Documents, such Liens shall constitute valid, binding, enforceable, and automatically perfected Liens in the collateral specified in the Senior Subordinated Notes Documents subject to the terms of that certain intercreditor agreement to be entered into by and between the Senior Subordinated Noteholders and the New ABL Credit Facility Agent and the lenders thereunder (the “Intercreditor Agreement”). To the extent provided in the Senior Subordinated Notes Documents and the Intercreditor Agreement, the holder(s) of Liens under the Senior Subordinated Notes Documents are authorized to file, with the appropriate authorities, financing statements and other documents, to take possession of or control, or to take any other action in order to evidence, validate and perfect such Liens or security interests. The guarantees,mortgages, pledges, Liens and other security interests granted to secure the obligations arising under the Senior Subordinated Notes Documents have been granted in good faith, for legitimate business purposes and for reasonably equivalent value, as an inducement to the lenders thereunder to extend credit thereunder, shall be deemed not to constitute a fraudulent conveyance or fraudulent transfer, and shall not otherwise be subject to avoidance, recharacterization or subordination (including equitable subordination) for any purpose whatsoever under the Bankruptcy Code or applicable non-bankruptcy law, and the priorities of such Liens and security interests shall be as set forth in the Senior Subordinated Notes Documents and the Intercreditor Agreement.

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19.             The security interests and liens granted to secure the Reorganized Debtors’ obligations under the New ABL Credit Facility Documents and the Senior Subordinated Notes Documents shall not attach to any real property lease to the extent that the grant of a security interest in such real property lease would violate any enforceable anti-assignment provisions of such lease or violate applicable state law. For avoidance of doubt, (i) the security interests and Liens granted to secure the Reorganized Debtors’ obligations under the New ABL Credit Facility Documents and the Senior Subordinated Notes shall not attach to, or constitute a direct Lien on, any landlord’s fee simple interest in real property leased to the Reorganized Debtors, and (ii) nothing herein shall be deemed to constitute consent by an affected landlord to the grant of any security interest or Lien hereunder that is inconsistent with or in contravention of this paragraph. In the event of a conflict between this paragraph and any other provision of this Order or the New ABL Credit Facility Documents and the Senior Subordinated Notes, this paragraph shall control.

20.             On the Effective Date and thereafter, the Reorganized Debtors are authorized to issue the New Common Stock and to conduct the Rights Offerings in accordance with the Rights Offering Procedures and Article IV of the Plan, without the need for any further corporate, partnership, limited liability company or shareholder action, except as otherwise required by the Rights Offering Procedures. The net proceeds from the Rights Offerings shall be immediately transferred to the Unsecured Claim Disbursing Agent for placement in the Escrow Account as part of the General Unsecured Cash Fund.

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21.             On the Effective Date and thereafter, Tuesday Morning Corporation and all the holders of New Common Stock shall be deemed to be parties to the New Organizational Documents, substantially in the form contained in the Plan Supplement, without the need for execution by any such holder. The New Organizational Documents shall be binding on Reorganized Tuesday Morning and all parties receiving, and all holders of, New Common Stock of Reorganized Tuesday Morning; provided, that regardless of whether such parties execute the New Organizational Documents, such parties will be deemed to have signed the New Organizational Documents, which shall be binding on such parties as if they had actually signed them.

22.             On the Effective Date, except to the extent otherwise provided in the Plan (including the Plan Supplement), all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements and indentures, shall be cancelled and the obligations of the Debtors and any non-Debtor Affiliate thereunder or in any way related thereto shall be deemed satisfied in full, cancelled, discharged, and of no force or effect. Holders of or parties to such cancelled instruments, securities, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan.

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23.             Notwithstanding the foregoing, the DIP Revolving Facility Credit Agreement and Existing First Lien Credit Agreement shall continue in effect to the extent necessary to: (i) allow the DIP Revolving Facility Agent and Existing First Lien Agent, in accordance with Article III of the Plan, to make distributions to the holders of DIP Revolving Facility Claims and Existing First Lien Credit Facility Claims; (ii) permit the DIP Revolving Facility Agent and Existing First Lien Agent to appear before the Bankruptcy Court or any other court of competent jurisdiction after the Effective Date; (iii) permit the DIP Revolving Facility Agent and Existing First Lien Agent to perform any functions that are necessary to effectuate the foregoing; and (iv) to exercise rights and obligations relating to the DIP Revolving Facility Parties or interests of the Existing First Lien Lenders or both.

24.             On the Effective Date, except as otherwise provided for in the Plan, and subject to the effectiveness of the New ABL Credit Facility Documents, (a) all of the obligations, liabilities, covenants and agreements under the DIP Real Estate Facility and the DIP Revolving Facility and the loan documents underlying each (collectively, the “DIP Facilities”) shall be automatically terminated and canceled and have no further force and effect, (b) all Liens, pledges, or other security interests created in favor of the DIP Real Estate Facility Agent and the DIP Revolving Facility Agent (together, the “DIP Agents”) in the collateral securing the DIP Facilities shall be automatically terminated, released and discharged, (c) each guarantee of the DIP Facilities shall be automatically released and discharged, (d) none of the DIP Agents or the lenders under the DIP Facilities shall have any further obligations or liabilities owing to the Debtors arising out of or relating to the DIP Facilities, and (e) the DIP Agents shall be automatically and fully discharged and released from their duties and obligations under the DIP Facilities.

25.             Pursuant to Section III.D.6 of the Plan, on the Effective Date the Class 6 Intercompany Interests shall be Reinstated.

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26.             All Allowed General Unsecured Claims shall be entitled to be paid in full plus interest from the Petition Date through the payment date at the federal judgment rate in effect as of the Petition Date.

G.	Release of Liens

27.             Except as otherwise provided in the Plan, or any contract, instrument, release or agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date and Payment in Full, except for Other Secured Claims that the Debtors elect to reinstate in accordance with Article III.D.2 of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns. On or after the Effective Date, any holder of such Secured Claim (and the applicable agents for such holder), at the expense of the Reorganized Debtors, shall be authorized and directed to release to the Debtors or Reorganized Debtors, as applicable, any collateral or other property of a Debtor (including any cash collateral and possessory collateral) held by such holder (and the applicable agents for such holder), and to take such actions as may be reasonably required or requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases. The presentation or filing of this Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

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H.	New Board and Officers of the Reorganized Debtors

28.             As of the Effective Date, the terms of the current members of the board of directors of the Debtors shall expire, and the initial boards of directors, including the New Board, of each of the Reorganized Debtors shall be appointed in accordance with the respective New Organizational Documents. Pursuant to Bankruptcy Code § 1129(a)(5), the Debtors have, to the extent reasonably practicable, disclosed in advance of the Confirmation Hearing the identity and affiliations of any Person proposed to serve on the New Board, as well as those Persons that will serve as an officer of the Reorganized Debtors. To the extent any such director or officer is an “insider” under the Bankruptcy Code, the nature of any compensation to be paid to such director or officer has also been disclosed to the extent reasonably practicable. Such appointment and designation is hereby approved and ratified as being in the best interests of the Debtors and creditors and consistent with public policy, and such managers and directors hereby are deemed elected and appointed to serve in their respective capacities as of the Effective Date without further action of the Bankruptcy Court, the Reorganized Debtors or their security holders.

29.             Following the Effective Date, the applicable Reorganized Debtors are authorized, but not directed, to enter into new employment agreements with members of the management team subject to approval by the New Board. Except to the extent that a member of the board of managers, directors or similar governing body of a Debtor continues to serve in such capacity on the Effective Date, such members of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date and each such member will be deemed to have resigned or shall otherwise cease to be a manager or director of the applicable Debtor on the Effective Date without any further action required on the part of any such Debtor. Except to the extent that a member of the board of managers, directors or similar governing body of a Debtor continues to serve in such capacity on the Effective Date, the managers, members, or directors of the Debtors serving immediately prior to the Effective Date shall have no continuing obligations or liability to the Reorganized Debtors on or after the Effective Date and each such manager, member or director will be deemed to have resigned or shall otherwise cease to be a manager, member or director on the Effective Date.

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30.             On the Effective Date, the Reorganized Debtors are authorized to assume the Tuesday Morning Corporation 2014 Long-Term Incentive Plan and the New Board shall adopt that certain Third Amendment to the Tuesday Morning Corporation 2014 Long-Term Incentive Plan (the “Third Amendment”) in substantially the form contained in the Plan Supplement (collectively, the “Management Incentive Plan”).

I.	Provisions Related to Executory Contracts

31.             In accordance with Article V of the Plan and except as otherwise provided in the Plan or this Order, effective as of the Effective Date, all Executory Contracts and Unexpired Leases of the Debtors that were not previously assumed or rejected by prior order of the Bankruptcy Court are deemed assumed, other than those Executory Contracts or Unexpired Leases that: (a) previously were assumed or rejected by the Debtors; (b) are specifically designated on the Schedule of Rejected Contracts and Leases in the Plan Supplement or otherwise filed and served prior to commencement of the Confirmation Hearing; (c) are subject to a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; (d) are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date; or (e) are the subject of Article IV.O of the Plan. For the avoidance of doubt, the foregoing provisions of this paragraph shall not apply to (i) the Debtors’ lease with ARC MCLVSNV001, LLC for Store Number LASV 399 located at Montecito Crossing, 6650 N. Durango Dr., Suite 110, Las Vegas, NV 89149 (the “LASV 399 Lease”) and (ii) the Debtors’ lease with ARC TSKCYMO001, LLC for Store Number KANS 91 located at Tiffany Springs Market Center, 8986 NW Skyview Ave., Kansas City, MO 64154 (the “KANS 91 Lease” and together with the LASV 399 Lease, the “Undetermined Leases”). Provided the Debtors have filed pleadings with the Bankruptcy Court prior to December 31, 2020 requesting relief with respect to their disputes with the landlords for the Undetermined Leases (the “Undetermined Lease Dispute Pleadings”), the Debtors or Reorganized Debtors, as applicable, shall be authorized to file a notice to reject or assume the Undetermined Leases in accordance with the procedures contained in the Order (I) Authorizing and Approving Procedures to Reject or Assume Executory Contracts and Unexpired Leases, (II) Abandoning Property at Rejected Premises, and (III) Granting Related Relief [Docket No. 558] (the “Lease Assumption and Rejection Procedures Order”) until the later of (i) January 31, 2021 or (ii) such other date as the Bankruptcy Court shall identify in its ruling on, or an order associated with, the Undetermined Lease Dispute Pleadings.

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32.             The assumption of each of the Executory Contracts and Unexpired Leases identified on the Schedule of Assumed Contracts and Leases is effective pursuant to Bankruptcy Code §§ 365(a) and 1123 as of the Confirmation Date. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan or by order of the Bankruptcy Court but not assigned to a third party before the Effective Date shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms.

33.             Each Executory Contract and Unexpired Lease rejected pursuant to the Plan shall be deemed rejected by the Bankruptcy Court as of the Effective Date, unless otherwise indicated herein or on the Schedule of Rejected Contracts and Leases.

34.             In October 2020, the Debtors filed certain cure notices [Docket Nos. 1107, 1108, and 1201] (the “First Cure Notices”), identifying the Debtors’ Executory Contracts and Unexpired Leases and the cure amounts, if any, necessary to assume the Executory Contracts and Unexpired Leases. The Bankruptcy Court ordered that all objections to the cure amounts identified in the First Cure Notice must be filed by October 14, 2020 (the “Cure Objection Deadline”). The Debtors subsequently included the Schedule of Assumed Contracts and Leases and the Schedule of Rejected Contracts and Leases in the Plan Supplement which identify the Unexpired Leases and Executory Contracts that the Debtors intend to assume or reject, as applicable, pursuant to Article V of the Plan, together with the Debtors’ proposed cure amount (the “Second Cure Notice” and together with the First Cure Notice, the “Cure Notices”).

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35.             For each of the Executory Contracts and Unexpired Leases for which no cure objection was properly and filed and served by the cure Objection Deadline, the cure amount set forth in the applicable Cure Notices shall be controlling notwithstanding anything to the contrary in any Executory Contract, Unexpired Lease, or other document and the non-debtor party to the Executory Contract or Unexpired Lease shall be forever barred from asserting any other claim arising prior to the assumption of the Executory Contract or Unexpired Lease if it is an Assumed Contract or Lease except to the extent (a) a cure objection, or supplement to a cure objection has been filed before December 16, 2020 at 4 p.m. Central Time and (b) the cure objection, or supplement to a timely filed cure objection, relates to an amount or claim that has arisen and come due after October 1, 2020. Notwithstanding the foregoing, the rights of parties who filed a cure objection by the December 16, 2020 deadline but that did not file a cure objection before the October 14, 2020 Cure Objection Deadline are preserved for the limited purpose of filing a motion with the Bankruptcy Court for allowance of a late-filed cure objection on the basis that the Debtors did not provide such party adequate notice of the Cure Objection Deadline.

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36.             With respect to each Executory Contract or Unexpired Lease to be assumed or assumed and assigned by the Debtors, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto, the dollar amount required to cure any defaults of the Debtors existing as of the Confirmation Date shall be the cure amount set in the Cure Notices. Except for counterparties to Executory Contracts and Unexpired Leases that have filed timely objections to the cure amounts listed in the Cure Notices, all non-Debtor counterparties to the Executory Contracts and Unexpired Leases failed to timely object to the Debtors’ proposed cure amount or the proposed assumption or assumption and assignment of Executory Contracts and Unexpired Leases and are deemed to have consented to the assumption or cure amount in the Cure Notices (even if zero dollars ($0)), and shall be forever barred, estopped, and enjoined from challenging the validity of such assumption or assumption and assignment or the amount of such cure.

37.             To the extent a timely cure objection has been filed and has not been resolved prior to the Confirmation Hearing, the Reorganized Debtors shall be authorized to resolve or settle any such cure objection without further order of the Bankruptcy Court and without the need to file any notice relating to the same. If the Debtors are not able to resolve or settle any such cure objection, such dispute shall be presented to the Bankruptcy Court at the hearing currently scheduled for January 25, 2021, at 1:30 p.m. Central Time, or on such other date as the Debtors or the Reorganized Debtors may request, or the Bankruptcy Court may order. In the event that a dispute exists with respect to the required cure amount to be paid in connection with the assumption of an Unexpired Lease or an Executory Contract, the Debtors or Reorganized Debtors, as applicable, shall pay the undisputed amount of such cure objection on the Effective Date and shall pay any remaining amounts either by agreement with the counterparty to the applicable Executory Contract or Unexpired Lease or upon entry of an order of the Bankruptcy Court resolving such dispute. Notwithstanding the foregoing, the existence of a dispute with respect to the cure amount required to effectuate the assumption of an Unexpired Lease or Executory Contract shall not alter or affect the effectiveness of the Debtors’ or the Reorganized Debtors’ assumption of the applicable Unexpired Lease or Executory Contract.

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38.              Unless otherwise provided in the Plan, this Order, or by separate order of the Bankruptcy Court, each Executory Contract and Unexpired Lease that is assumed or assumed and assigned shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is separately listed in the Schedule of Assumed Contracts and Leases.

39.              Any term of any policy, contract, or other obligation applicable to a Debtor or Reorganized Debtor shall be void and of no further force or effect with respect to any Debtor or Reorganized Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Entity based on any of the following: (a) the insolvency or financial condition of a Debtor (prior to the Effective Date); (b) the commencement of the Chapter 11 Cases; (c) the confirmation or consummation of the Plan, including any change of control that will occur as a result of such consummation; or (d) any change of control resulting from the issuance of the New Common Stock.

J.	Release and Exculpation Provisions Approved; Discharge of Claims Against and Interests in the Debtors

40.              Effective as of the Effective Date, all injunctions, releases, and exculpation provisions set forth in the Plan, including but not limited to those contained in Article VIII of the Plan, are hereby approved, and shall be effective and binding on all persons and entities, to the extent provided therein except as modified by paragraph 82 of this Order.

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41.              Upon the Effective Date and in consideration of the distributions to be made under the Plan, except as otherwise provided in the Plan or in this Order, each holder (as well as any trustee or agent on behalf of such holder) of a Claim or Interest and any successor, assign, and affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by Bankruptcy Code § 1141, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date. Except as otherwise provided in the Plan, upon the Effective Date, all such holders of Claims and Interests and their successors, assigns, and affiliates shall be forever precluded and enjoined, pursuant to Bankruptcy Code §§ 105, 524, and 1141, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor or any Reorganized Debtor.

42.              For the avoidance of doubt, unless otherwise agreed or consented to by a Governmental Unit and notwithstanding any abstention by any Governmental Unit from voting on the Plan, no provision in the Plan or in the Confirmation Order: enjoins, limits, impairs or delays any Governmental Unit from commencing or continuing any Claim, suit, action, proceeding, cause of action, or investigation against any non-Debtor, any Released Party or any of the Exculpated Parties other than the Debtors or Reorganized Debtors in any forum. In addition, nothing in the Plan or in the Confirmation Order shall discharge, release, enjoin, limit, impair, delay or otherwise bar (i) any liability of the Debtors or the Reorganized Debtors to a Governmental Unit arising on or after the Confirmation Date, (ii) any liability to a Governmental Unit that is not a Claim, (iii) any environmental liability to the United States that any entity is subject to as the owner or operator of property after the Confirmation Date (except as noted in the immediately succeeding sentence hereof); (iv) any valid right of setoff or recoupment of a Governmental Unit; and (v) the commencement or continuation of any investigation or the taking of any action pursuant to any police or regulatory function by a Governmental Unit to the extent permitted under Bankruptcy Code §§ 362(b)(4), 524 and 1141. All Claims under environmental law arising before the Confirmation Date, including penalty claims for days of violation prior to the Confirmation Date, shall be subject to discharge and injunction under Article VIII.A and VIII.F of the Plan and treated in accordance with the Plan in all respects and the Bankruptcy Court shall retain jurisdiction as provided in Article XI of the Plan in relation to the allowance or disallowance of any Claim under environmental law arising before the Confirmation Date. All rights are reserved in connection with the application of this paragraph to any action taken by any Governmental Unit.

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43.              The exculpation provided in Article VIII.E. of the Plan is essential to the Plan and is approved but should be construed, and will only be effective, to the extent that it is consistent with the applicable provisions of the Bankruptcy Code and case law in the Fifth Circuit. The record in the Chapter 11 Cases fully supports the exculpation and the exculpation provisions of the Exculpated Parties set forth in Article VIII.E of the Plan, which are appropriately tailored to protect the Exculpated Parties from unnecessary litigation. Any claims made against Exculpated Parties for acts described in Article VIII.E of the Plan shall be filed in the United States Bankruptcy Court for the Northern District of Texas, and this Bankruptcy Court retains exclusive jurisdiction to consider the same.

K.	The Escrow

44.              On or prior to the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtors are authorized to enter into the Unsecured Claim Disbursing Agent Agreement (the “Disbursing Agent Agreement”) and the Escrow Deposit Agreement (the “Escrow Agreement”) in substantially the form of such agreements as contained in the Plan Supplement. The General Unsecured Cash Fund shall be held in the Escrow Account (as defined in the Escrow Agreement) established pursuant to the Escrow Agreement, and such Escrow Account shall be administered by the Unsecured Claim Disbursing Agent (as defined in the Disbursing Agent Agreement), in accordance with the terms of the Plan, the Disbursing Agent Agreement, the Escrow Agreement, and this Order solely for the benefit of holders of Allowed General Unsecured Claims. The Reorganized Debtors shall be responsible for (i) overseeing the General Unsecured Cash Fund in the Escrow Account and (ii) authorizing the distributions to the General Unsecured Creditors. As soon as practicable after entry into the Disbursing Agent Agreement and the Escrow Agreement, the Reorganized Debtors shall deliver, or shall cause to be delivered, to the Unsecured Claim Disbursing Agent, the initial $86.3 million portion of the General Unsecured Cash Fund, which shall be funded from the proceeds of the Sale Leaseback, the proceeds of the Senior Subordinated Notes, and/or cash on hand. The Reorganized Debtors shall thereafter transfer, or cause to be transferred, to the Unsecured Claim Disbursing Agent, for placement in the Escrow Agreement and inclusion in the General Unsecured Cash Fund, the proceeds of the Rights Offerings (which proceeds shall be received at completion of the Rights Offerings as described in Article IV.E.4 of the Plan) immediately upon the receipt or availability of the Rights Offering proceeds. The Disbursing Agent Agreement shall provide that the bank in which the Escrow Account is held shall maintain collateral in an amount of no less than 115% of the aggregate funds on deposit in the Escrow Account that exceeds the Federal Deposit Insurance Corporation insurance limit.

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45.              Neither the Escrow Account, the General Unsecured Cash Fund, nor the Class 5 Disputed Claim Reserve shall constitute property of the Debtors, the Estates, or the Reorganized Debtors and shall not be subject to the control of the New ABL Credit Facility Agent, the lenders under the New ABL Credit Facility, or the Senior Subordinated Noteholders, and shall not be subject to any liens, claims (other than the claims of holders of Allowed General Unsecured Claims) or encumbrances, including, but not limited to, the liens of the New ABL Credit Facility or the Senior Subordinated Notes. The Reorganized Debtors may not use or dispose of any portion of the General Unsecured Cash Fund except as specifically set forth in the Plan. Notwithstanding the foregoing, the Reorganized Debtors shall maintain a residual interest in the General Unsecured Cash Fund in excess of the Allowed Claims of holders of Allowed General Unsecured Claims subject to the final resolution of all General Unsecured Claims and payment in full of all Allowed General Unsecured Claims after such final resolution has occurred. Any remaining funds shall be transferred to the Reorganized Debtors in accordance with section VI.F.3 of the Plan. The liens of the New ABL Facility and the Senior Subordinated Notes shall attach to the Reorganized Debtors’ residual interest in the General Unsecured Cash Fund in accordance with the New ABL Credit Facility Documents, the terms of the Senior Subordinated Notes, and the Intercreditor Agreement.

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L.	Claims Resolution Procedures Approved

46.              The procedures for resolving contingent, unliquidated, and/or disputed claims outlined in Article VII of the Plan are hereby approved.

M.	Exemption from Securities Laws

47.              The offer, issuance, and distribution of the New Common Stock under the Plan and pursuant to the Rights Offering Procedures shall be exempt from applicable securities law as more fully described in Article VI.G of the Plan.

N.	Retention of Causes of Action

48.              Except as otherwise provided in the Plan, nothing contained in the Plan or this Order shall be deemed to be a waiver or relinquishment of any rights, claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately before the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law. Except as otherwise provided in the Plan, the Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

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O.	Setoffs and Recoupments

49.              Except as expressly provided in the Plan, each Debtor or Reorganized Debtor, as applicable, may, pursuant to Bankruptcy Code § 553 or applicable nonbankruptcy law, setoff or recoup against any Plan Distributions to be made on account of any Allowed Claim, any and all Claims, rights, and Causes of Action that such Debtor or Reorganized Debtor or its successors may hold against the holder of such Allowed Claim pursuant to Article VI.L of the Plan; provided, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder will constitute a waiver or release by a Debtor or Reorganized Debtor or its successor of any Claims, rights, or Causes of Action that a Reorganized Debtor or its successor or assign may possess against such holder. Holders of Claims against, or Interests in, the Debtors shall be entitled to setoff or recoup any such Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, only after such holder either obtains the consent of the Reorganized Debtors or files and serves upon the Reorganized Debtors a notice of intent to effect a setoff or recoupment (a “Setoff/Recoupment Notice”). The Claim or Interest holder’s right to effect the proposed setoff or recoupment in the Setoff/Recoupment Notice shall be allowed on a final basis if the Reorganized Debtors do not file a motion for determination of the Claim or Interest holder’s purported setoff and/or recoupment rights in the Setoff/Recoupment Notice within ten (10) days of the filing of the Setoff/Recoupment Notice. For the avoidance of doubt, an indication in a Proof of Claim that such holder asserts, has, or intends to preserve any right of setoff or recoupment shall not constitute compliance with the requirement to file a Setoff/Recoupment Notice in the event the Interest or Claim holder does not obtain the consent of the Reorganized Debtors to assert its recoupment or setoff rights. Notwithstanding anything to the contrary herein, nothing in the Plan or Confirmation Order shall modify the rights, if any, of any counterparty to an Unexpired Lease of real property to assert any right of setoff or recoupment that such party may have under applicable non-bankruptcy law.

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P.	Continued Existence of the Official Committees

50.              In accordance with Section XII.D of the Plan, the Creditors Committee shall continue to exist after the Effective Date in accordance with the following:

a.	During the Creditors Committee’s continued post-Effective Date existence, the Creditors Committee shall be authorized to continue to employ its existing legal advisors and financial advisors. The Reorganized Debtors shall provide to the Creditors Committee monthly detail on all disputed claim resolutions and all allowed claim payments (in addition to any other specific reporting requirements set forth in this Order, the Plan and Plan Supplement). The Creditors Committee shall not have standing to object to Claims and its post-Effective Date role shall be limited to monitoring and, if necessary, seeking to enforce the Reorganized Debtors’ compliance under the Plan with respect to (i) its treatment (including payment) of Class Five General Unsecured Claims and (ii) ensuring the transfer of required funds to the Escrow Account for the establishment and maintenance of the General Unsecured Cash Fund (collectively, “UCC Monitoring”). By filing a motion with the Bankruptcy Court, the Creditors Committee may seek an expansion of their role.

b.	The Reorganized Debtors are permitted to pay pursuant to this Order all post-Effective Date Creditors Committee’s professional fees and expenses without further Bankruptcy Court order or approval. The Creditors Committee may seek payment from the Reorganized Debtors of up to $35,000 per month for the payment of its costs and expenses relating to UCC Monitoring (the “UCC Monthly Cap”). For the avoidance of doubt, the Monthly Cap relates solely to UCC Monitoring and not to fees or expenses incurred by the Creditors Committee or its professionals post-Effective Date relating to preparation or approval of final fee applications that are compensable pursuant to the terms of the Plan. The Creditors Committee may seek an increase in the UCC Monthly Cap by filing a motion with the Bankruptcy Court.

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c.	Not later than the eighteenth day of each month for the prior month beginning in February 2021 with respect to post-Effective Date fees and expenses incurred relating to UCC Monitoring, the Creditors Committee shall serve the Reorganized Debtors and their counsel with a fee statement which shall include detailed time records (appropriately redacted for privileged information) for the payment of professional fees (the “UCC Monthly Fee Statements”). The Reorganized Debtors shall have ten (10) days from the date of service of the UCC Monthly Fee Statements to resolve any objection they may have to the amounts requested in the UCC Monthly Fee Statements. In the event the Reorganized Debtors and the Creditors Committee are unable to resolve the Reorganized Debtors’ objections, the Reorganized Debtors may file an objection with the Bankruptcy Court not later than the twenty-eighth day of the month in which the UCC Monthly Fee Statement was served. If no objection is filed by the twenty-eighth day of the month in which the UCC Monthly Fee Statement was served, such amount shall become allowed on a final basis without further order of the Bankruptcy Court and the Reorganized Debtors shall pay the amount requested in the Monthly Fee Statement by the last business day of the month in which the UCC Monthly Fee Statement was served. If an objection is filed, the Reorganized Debtors shall pay any undisputed amount requested in the Monthly Fee Statement by the last business day of the month in which the UCC Monthly Fee Statement was served and, as to any disputed amounts, the amounts determined by the Bankruptcy Court to be owed within ten (10) days of the filing of an order by the Bankruptcy Court ruling on any such objection. In the event that the Creditors Committee incurs costs and expenses in excess of the UCC Monthly Cap, and the Reorganized Debtors in their sole discretion do not agree to pay such amount, the Creditors Committee must file a motion with the Bankruptcy Court for approval of such costs and expenses that are either (a) in excess of the UCC Monthly Cap or (b) that are otherwise objected to by the Reorganized Debtors and payment of such disputed amounts shall remain subject to approval by the Bankruptcy Court or resolution with the Reorganized Debtors. Notwithstanding the foregoing, the failure by the Creditors Committee to file a motion to expand its role or to increase the UCC Monthly Cap prior to incurring fees outside the scope of the UCC Monitoring or above the UCC Monthly Cap shall not create an inference that the fees incurred in excess of the UCC Monthly Cap are inappropriate or unreasonable. In the event such a motion is filed, the Reorganized Debtors may file, but shall not be required to file, an objection to any such motion or to the UCC Monthly Fee Statements.

d.	When all Class Five Disputed Claims have been resolved and all Allowed General Unsecured Claims have been paid in full in accordance with the terms of the Plan and this Order, the Reorganized Debtors or the Disbursing Agent shall file a notice with the Bankruptcy Court notifying parties in interest of the same (the “Final Claims Resolution Notice”) and shall serve such notice on the Creditors Committee. The Creditors Committee shall have fourteen (14) days from the date of the filing of the Final Claims Resolution Notice to contest the conclusions in the Final Claims Resolution Notice by filing a motion requesting a review of the Final Claims Resolution Notice (a “Motion for Review”). In the event of the filing of a Motion for Review, the parties shall seek an expedited setting with the Bankruptcy Court. The Creditors Committee shall be dissolved on the latest of (a) the date that is fifteen (15) days from the date of the filing of the Final Claims Resolution Notice if no Motion to Review is filed, (b) the date identified in the Bankruptcy Court’s ruling on a Motion for Review, or (c) such other date as shall be agreed to in writing by the Reorganized Debtors and the Creditors Committee. Notwithstanding the disbandment of the Creditors Committee, the Creditors Committee’s rights to pursue fees and expenses pursuant to the terms of the Plan and this Confirmation Order are reserved and preserved.

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51.              In accordance with Section XII.D of the Plan, the Equity Committee shall continue to exist after the Effective Date in accordance with the following:

a.	During the Equity Committee’s continued post-Effective Date existence, the Equity Committee shall be authorized to continue to employ its existing legal advisors and financial advisors. The Equity Committee shall not have standing to object to Claims and its post-Effective Date role shall be limited to monitoring and, if necessary, seeking to enforce the Reorganized Debtors’ compliance with respect to its treatment of Class Seven Interests and monitoring the Rights Offerings (collectively, “EC Monitoring”). By filing a motion with the Bankruptcy Court, the Equity Committee may seek an expansion of their role.

b.	The Reorganized Debtors are permitted to pay pursuant to this Order all post-Effective Date Equity Committee’s professional fees and expenses without further Bankruptcy Court order or approval. The Equity Committee may seek payment from the Reorganized Debtors of up to $35,000 per month for the payment of its costs and expenses relating to EC Monitoring (the “EC Monthly Cap”). For the avoidance of doubt, the Monthly Cap relates solely to EC Monitoring and not to fees or expenses incurred by the Equity Committee or its professionals post-Effective Date relating to preparation or approval of final fee applications that are compensable pursuant to the terms of the Plan. The Equity Committee may seek an increase in the EC Monthly Cap by filing a motion with the Bankruptcy Court.

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c.	Not later than the eighteenth day of each month for the prior month beginning in February 2021 with respect to post-Effective Date fees and expenses incurred relating to EC Monitoring, the Equity Committee shall serve the Reorganized Debtors and their counsel with a fee statement which shall include detailed time records (appropriately redacted for privileged information) for the payment of professional fees (the “EC Monthly Fee Statements”). The Reorganized Debtors shall have ten (10) days from the date of service of the EC Monthly Fee Statements to resolve any objection they may have to the amounts requested in the EC Monthly Fee Statements. In the event the Reorganized Debtors and the Equity Committee are unable to resolve the Reorganized Debtors’ objections, the Reorganized Debtors may file an objection with the Bankruptcy Court not later than the twenty-eighth day of the month in which the EC Monthly Fee Statement was served. If no objection is filed by the twenty-eighth day of the month in which the EC Monthly Fee Statement was served, such amount shall become allowed on a final basis without further order of the Bankruptcy Court and the Reorganized Debtors shall pay the amount requested in the Monthly Fee Statement by the last business day of the month in which the EC Monthly Fee Statement was served. If an objection is filed, the Reorganized Debtors shall pay any undisputed amount requested in the Monthly Fee Statement by the last business day of the month in which the UCC Monthly Fee Statement was served and, as to any disputed amounts, the amounts determined by the Bankruptcy Court to be owed within ten (10) days of the filing of an order by the Bankruptcy Court ruling on any such objection. In the event that the Equity Committee incurs costs and expenses in excess of the EC Monthly Cap, and the Reorganized Debtors in their sole discretion do not agree to pay such amount, the Equity Committee must file a motion with the Bankruptcy Court for approval of such costs and expenses that are either (a) in excess of the EC Monthly Cap or (b) that are otherwise objected to by the Reorganized Debtors and payment of such disputed amounts shall remain subject to approval by the Bankruptcy Court or resolution with the Reorganized Debtors. Notwithstanding the foregoing, the failure by the Equity Committee to file a motion to expand its role or to increase the EC Monthly Cap prior to incurring fees outside the scope of the EC Monitoring or above the EC Monthly Cap shall not create an inference that the fees incurred in excess of the EC Monthly Cap are inappropriate or unreasonable. In the event such a motion is filed, the Reorganized Debtors may file, but shall not be required to file, an objection to any such motion or to the EC Monthly Fee Statements.

d.	When all Class Five Disputed Claims have been resolved and all Allowed General Unsecured Claims have been paid in full in accordance with the terms of the Plan and this Order, the Reorganized Debtors or the Disbursing Agent shall file a notice with the Bankruptcy Court notifying parties in interest of the same (the “Final Claims Resolution Notice”) and shall serve such notice on the Equity Committee. The Equity Committee shall have fourteen (14) days from the date of the filing of the Final Claims Resolution Notice to contest the conclusions in the Final Claims Resolution Notice by filing a motion requesting a review of the Final Claims Resolution Notice (a “Motion for Review”). In the event of the filing of a Motion for Review, the parties shall seek an expedited setting with the Bankruptcy Court. The Equity Committee shall be dissolved on the latest of (a) the date that is fifteen (15) days from the date of the filing of the Final Claims Resolution Notice if no Motion to Review is filed, (b) the date identified in the Bankruptcy Court’s ruling on a Motion for Review, (c) or such other date as shall be agreed to in writing by the Reorganized Debtors and the Equity Committee. Notwithstanding the disbandment of the Equity Committee, the Equity Committee’s rights to pursue fees and expenses pursuant to the terms of the Plan and this Confirmation Order are reserved and preserved.

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Q.	Non-Material Modifications to the Plan

52.              The term Rights Offering Record Date in the Glossary of Defined Terms to the Plan is hereby replaced with the term “Rights Offering/Exchange Determination Date” and amended as indicated below (with the amendments indicated in bold and underlined). All references in the Plan to the term Rights Offering Record Date shall hereby be replaced with the term Rights Offering/Exchange Determination Date as amended below.

Rights Offering/Exchange Determination ~~Record~~ Date means the date established in accordance with the Rights Offering Documents as the ~~record~~ date for determining the holders of Allowed Tuesday Morning Corporation Interests entitled to exchange their shares of the Existing Common Stock for the New Common Stock and ~~receive~~ the Rights in the Eligible Offeree Rights Offering. The Rights Offering/Exchange Determination ~~Record~~ Date shall occur on the Effective Date or as soon as reasonably practicable after the Effective Date, but shall not be earlier than the Effective Date, and the Debtors shall provide advance public notice of the anticipated Rights Offering/Exchange Determination ~~Record~~ Date in accordance with Applicable Law.

53.              Each reference to “30th day following the Effective Date” in Section IV.E.4 of the Plan shall hereby be amended as follows:

30th day following the Effective Date (or if such date is not a Business Day, the next Business Day).

54.              The definitions of Sale Leaseback and Sale Leaseback Counterparty in the Glossary of Defined Terms to the Plan is amended as follows (with the amendments indicated in bold and underlined):

Sale Leaseback means the sale-leaseback transaction pursuant to which the Debtors will consummate a sale of the Debtors’ owned real estate to the Sale Leaseback Counterparty for a ~~$60,000,000~~ $70,250,000 purchase price and a related lease-back of the owned real property to the Reorganized Debtors.

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Sale Leaseback Counterparty means ~~Rialto Real Estate Fund IV – Property L.P.~~ PBV-14303 Inwood Road, LP.4

55.              Section XII.D of the Plan is amended as follows (with the amendments indicated in bold and underlined):

At the Confirmation Hearing, the Bankruptcy Court shall determine the scope of the role that the Creditors Committee and the Equity Committee (if any) shall have after the Effective Date and shall also determine the timing and circumstances under which the Creditors Committee or the Equity Committee, as the case may be, shall be dissolved. Subject to any limitations imposed by the Bankruptcy Court in the Confirmation Order, the Reorganized Debtors shall be responsible for paying any fees or expenses incurred by the members of or advisors to the Creditors Committee and the Equity Committee (as applicable) after the Effective Date (including fees and/or expenses incurred preparing and filing final fee applications and obtaining Bankruptcy Court approval of the same) until the dissolution of the Creditors Committee and/or the Equity Committee (as applicable) in accordance with the Bankruptcy Court’s determination. Notwithstanding the foregoing, nothing in the Confirmation Order or the Plan shall be construed to authorize payments under Bankruptcy Code § 330(a)(1) for attorneys’ fees for work performed in defending a fee application in court. The Bankruptcy Court’s ruling, including with respect to the proper scope of the Creditors Committee’s and the Equity Committee’s respective roles, the timing of the dissolution of the Creditors Committee and the Equity Committee, applicable budgets for services to be provided by the respective committees (as applicable), and related matters will be incorporated into the Confirmation Order.

56.              The final paragraph of section XII.G of the Plan is amended as follows (with the amendments indicated in bold and underlined):

After the Effective Date, the Reorganized Debtors have authority to send a notice to Entities that request to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entity must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed such renewed requests and to known Entities whose rights are directly affected by such documents.

57.              Section V.C of the Plan is amended as follows (with amendments indicated in bold and underlined):

4 The Debtors previously amended these definitions through the Plan Supplement. However, in the Plan Supplement the name of the new Sale Leaseback Counterparty was incorrectly identified as PBV-1403 Inwood Road, LP instead of PBV-14303 Inwood Road, LP (correction indicated in bold and underlined).

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Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases that are rejected pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Bankruptcy Court within 30 days after the later of (1) the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection, (2) the effective date of such rejection, (3) the Effective Date, or (4) such other date after the Effective Date that the applicable Schedules are altered, amended, modified, or supplemented, but only with respect to any Executory Contract or Unexpired Lease thereby affected. The Reorganized Debtors shall file a notice with the Bankruptcy Court identifying any Claims that the Reorganized Debtors believe constitute late-filed Claims pursuant to this section V.C and serve such notice on each affected counterparty to an Executory Contract or Unexpired Lease. Affected parties shall have twenty-one days from the date of the filing of such notice to file a motion either contesting that an applicable Claim constitutes a late-filed Claim or requesting authority to file a late-filed claim. In the absence of a ruling by the Bankruptcy affirming that the Claim is not a late-filed Claim or approving a motion for authority to file a late-filed claim, [a]ny Claims arising from the rejection of an Executory Contract or Unexpired Lease not timely filed with the Bankruptcy Court within the time period described in this Section V.C. of the Plan will be disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates or their property.

58.              The final sentence of the second paragraph of section V.D of the Plan is amended as follows (with amendments indicated in bold and underlined):

Upon satisfaction of any applicable Allowed Cure Claims, the Reorganized Debtors shall file a notice with the Bankruptcy Court identifying Proofs of Claim or other applications for payment of Administrative Claims that have been satisfied by payment of such Allowed Cure Claims (a “Cure Satisfaction Notice”) and shall serve the Cure Satisfaction Notice on each affected counterparty to an Executory Contract or Unexpired Lease. To the extent an affected counterparty to an Executory Contract or Unexpired Lease contests that its Cure Claims (including Claims asserted in applicable Proofs of Claim or other applications for payment of Administrative Claims) have been fully satisfied as provided in the Cure Satisfaction Notice, within twenty-one (21) days of the filing of the Cure Satisfaction Notice, such counterparties must file a motion with the Bankruptcy Court requesting a determination of any outstanding Cure Claims. In the absence of the filing of a motion requesting a determination of any outstanding Cure Claims, the Proofs of Claim or other applications for payment of Administrative Claims Filed with respect to an Executory Contract or Unexpired Lease identified in the Cure Satisfaction Notice ~~that has been assumed~~ shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

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R.	Resolutions with Taxing Authorities

59.              Notwithstanding anything to the contrary in the Plan or this Confirmation Order, with respect to the Claims of the Texas Taxing Authorities5 under the Texas Tax Code (the “Texas Taxing Authority Claims”) and Claims of the Maricopa County Treasurer (collectively, the “Ad Valorem Taxing Authorities” and the “Ad Valorem Tax Claims”), (a) the Liens, if any, securing the Ad Valorem Tax Claims shall be retained until the applicable Ad Valorem Tax Claims are paid in full, and (b) the Debtors or the Reorganized Debtors, as applicable, shall pay Allowed Ad Valorem Tax Claims on or before becoming delinquent pursuant to applicable non-bankruptcy law. All rights and defenses of the Debtors and the Reorganized Debtors, and any other interested party under bankruptcy or non-bankruptcy law are reserved and preserved with respect to such Ad Valorem Tax Claims and Liens, including their rights to dispute or object to any claim, Lien, interest, penalties, or any other amounts asserted to be part of the Ad Valorem Tax Claims and to seek subordination of any claims arising from tax penalties, as applicable. The Ad Valorem Taxing Authorities’ Lien priorities, if any, shall not be primed or subordinated by the Liens granted pursuant to the New ABL Credit Facility or the Senior Subordinated Notes, if approved by the Bankruptcy Court in conjunction with the Confirmation of the Plan or otherwise, unless provided otherwise under bankruptcy or non-bankruptcy law.

5 Alief ISD, Allen, Allen ISD, Angelina County, Arlington ISD, Bell County, Bexar County, Bowie CAD, Brazos County, Brazoria County, Burleson ISD, Burnett CAD, Cameron County, Carrollton-Farmers Branch ISD, Clear Creek ISD, City of Burleson, City of Friendswood, City of Garland, City of Harlingen, City of Houston, City of Tomball, City of Wichita Falls, City of Waco, Comal County, Crowley ISD, Cypress Fairbanks ISD, Dallas County, Denton County, Ector CAD, El Paso, Ellis County, Fort Bend County, Fort Bend ISD, Friendswood ISD, Frisco ISD, Galveston County, Garland ISD, Grapevine-Colleyville ISD, Grayson County, Gregg County, Guadalupe County, Harris County, Harlingen CISD, Hays County, HC MUD 81, H-FBC MUD 3, Hood CAD, Hidalgo County, Highland Park ISD, Humble ISD, Irving ISD, Jefferson County, Johnson County, Klein ISD, La Porte, La Porte ISD, Lubbock CAD, Kerr County, Kerville ISD, Lewisville ISD, McAllen, McLennan County, Midland County, Midland CAD, Montgomery County, Northwest ISD, Nueces County, Parker CAD, Pasadena ISD, Randall County Tax Office, Rockwall CAD, San Marcos CISD, Smith County, Spring Branch ISD, Tarrant County, Taylor CAD, Tyler ISD, Tomball ISD, Tom Green CAD, Travis County, Victoria County, Waco County, Williamson County, Wise County, and Wichita County.

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60.              In the event of a default in the payment of the Ad Valorem Tax Claims as provided herein, the Ad Valorem Tax Claims shall provide notice to counsel for the Reorganized Debtors who shall have twenty (20) days from the date of such notice to cure the default.  If the default is not cured, the Ad Valorem Tax Claims shall be entitled to pursue collection of all amounts owed pursuant to state law outside the Bankruptcy Court subject to all rights and defenses of the Debtors and the Reorganized Debtors, and any other interested party under bankruptcy or non-bankruptcy law. Failure to pay the 2020 ad valorem taxes prior to the state law delinquency date may constitute an event of default but only as to the relevant Ad Valorem Taxing Authority. In the event that collateral that secures the Claim of one or more of the Ad Valorem Tax Claims is returned to a creditor holding only a Lien that is junior to the Ad Valorem Taxing Authorities’ Lien, the Debtors or Reorganized Debtors, as applicable, shall first pay all ad valorem property taxes that are secured by such collateral.

61.              Notwithstanding anything in the Plan or this Order to the contrary, the Debtors’, the Reorganized Debtors’, and the Mississippi Department of Revenues’ (the “MDOR”) setoff rights under Bankruptcy Code § 553 (if any) and recoupment rights (if any) are preserved. The MDOR shall not be required to file any proofs of claim or requests for payment in the Chapter 11 Cases for any Administrative Claim for liabilities of the kind described in Bankruptcy Code § 503(b)(1)(B) and (C). The Debtors or Reorganized Debtors, as applicable, shall timely submit returns and remit payment, including penalties and interest (if any), for all taxes due or coming, as required under applicable Mississippi state law. Notwithstanding the foregoing, in the event of a dispute regarding the amount of taxes, penalties, or interest owed by the Debtors for the period prior to the Effective Date or whether the Debtors or Reorganized Debtors have failed to timely pay any such amounts as they have come due, either the MDOR or the Reorganized Debtors may petition the Bankruptcy Court by motion to resolve any such disputes and the Bankruptcy Court shall retain exclusive jurisdiction to resolve any such disputes.

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62.              To the extent the MDOR’s Priority Tax Claims, if any, are not paid in full in cash on the Effective Date, such Priority Tax Claims shall, at a minimum, be paid by regular, quarterly installment payments in cash over a period not to exceed five years after the date of the order for relief under Bankruptcy Code § 301, all as required by Bankruptcy Code § 1129(a)(9)(C), along with non-bankruptcy interest in accordance with Bankruptcy Code §§ 511 and 1129(a)(9)(C) and Mississippi state law, as applicable. Without any prior approvals, MDOR may timely amend any Proof of Claim against any Debtor after the bar date applicable to Governmental Units, or the Effective Date, whichever is later, with respect to (a) a pending audit, (b) an audit that may be performed, with respect to any pre- or post-petition tax return, or (c) the filing of a tax return; notwithstanding the foregoing, the rights of the Debtors and the Reorganized Debtors with respect to any such amended Proof of Claim shall be fully reserved and preserved.

63.              In the event the MDOR believes there has been a default in payment by the Debtors or the Reorganized Debtors of Priority Unsecured Tax Claims of the MDOR, the MDOR shall send written notice of default to the Debtors or Reorganized Debtors, as applicable, to the address in MDOR’s records and to the notice address for the Debtors in section XII.G of the Plan. If such default is not cured within 10 business days after such notice of default is mailed, the MDOR may petition the Bankruptcy Court by motion to adjudicate any such default or related disputes and the Bankruptcy Court shall retain exclusive jurisdiction to resolve any such disputes. For the avoidance of doubt, nothing in this Confirmation Order or the Plan shall affect or relieve the Debtors’ or Reorganized Debtors’ obligations to timely submit returns and remit payment for all taxes due or coming due under applicable Mississippi state law either prior to or after the Effective Date, in accordance therewith.

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S.	Miscellaneous Confirmation Provisions

64.           Upon entry of this Order, the Debtors, the Reorganized Debtors, and any other Person having duties or responsibilities under the Plan, the Rights Offering Procedures, or this Order, and their respective directors, officers, general partners, agents, trustees, representatives, and attorneys are specifically authorized, empowered, and directed to take any and all actions necessary or appropriate to implement, effectuate, and consummate the Plan, the Plan Documents, the Rights Offerings, and the terms of this Order and the transactions respectively contemplated in those documents, all in accordance with the terms thereof, and are authorized and directed to take all steps necessary and appropriate to implement the Plan terms without the need for further shareholder, member, director or other corporate approvals.

65.           This Order is in recordable form and shall be accepted by any filing or recording officer or authority of any applicable governmental unit for filing and recording purposes without further or additional orders, certifications, or other supporting documents. Each federal, state, commonwealth, local, foreign, or other governmental agency is hereby authorized to accept any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement or consummate the transactions contemplated by the Plan and this Order.

66.           Under Bankruptcy Code § 1146(c), the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Plan, shall not be taxed under any law imposing a stamp tax or similar tax, including, without limitation, the issuance of the New Common Stock or the closing of the Sale Leaseback Transaction. The appropriate state or local government officials or agents are directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

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67.           To the extent that, under applicable nonbankruptcy law, any of the actions contemplated in the Plan would otherwise require the consent or approval of the holders of Interests in the Debtors, this Order shall constitute such consent or approval, and such actions shall be, and are deemed to have been, taken by unanimous action of the holders of Interests in the Debtors.

68.           Pursuant to Bankruptcy Code §§ 1123(a) and 1142(a), the provisions of this Order, the Plan, the Sale Leaseback Documents, and all other agreements and documents executed and delivered pursuant to the Plan shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

69.           The Debtors and the Reorganized Debtors shall have the right, to the full extent permitted by Bankruptcy Code § 1142, to apply to the Bankruptcy Court for an order, notwithstanding any otherwise applicable non-bankruptcy law, directing any appropriate entity to execute and deliver an instrument or perform any other act necessary to implement the Plan or the provisions of this Order.

70.           This Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or other governmental authority with respect to the implementation or consummation of the Plan and Plan Documents, any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Plan Documents.

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71.           On and after the Effective Date, pursuant to Bankruptcy Code §§ 105 and 1142, the Bankruptcy Court, except as otherwise provided in the Plan or in this Order, shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, including, but not limited to, jurisdiction over the matters set forth in Article XI of the Plan. For the avoidance of doubt, as set forth in Article XI of the Plan, the Bankruptcy Court shall not retain jurisdiction over the Exit Financing and its related definitive documents.

72.           The failure to include specifically any particular provision of the Plan in this Order will not diminish the effectiveness of such provision nor constitute a waiver thereof, it being the intent that the Plan is confirmed in its entirety.

73.           The provisions of the Plan and this Order are nonseverable and mutually dependent.

74.           All fees and charges chargeable pursuant to 28 U.S.C. § 1930 shall be timely paid by each of the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Reorganized Debtors) for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first. Any outstanding amounts owed under 28 U.S.C. § 1930(a) by any of the Debtors, and any interest thereon pursuant to 31 U.S.C. § 3717, as of the Effective Date shall be paid in full on the Effective Date. Notwithstanding the inclusion of fees and charges under 28 U.S.C. § 1930 in the Plan definition of “Administrative Claim”, the United States Trustee shall not be required to file any proof of claim or request for payment of an Administrative Claim.

75.           On the Effective Date the Plan shall be deemed to be substantially consummated under Bankruptcy Code §§ 1101 and 1127.

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76.          This Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof. The requirements under Bankruptcy Rule 3020(e) that an order confirming a plan is stayed until the expiration of 14 days after entry of the order are hereby waived. This Order shall take effect immediately and shall not be stayed pursuant to Bankruptcy Rules 3020(e), 6004(h), 6006(d), or 7062. If any or all of the provisions of this Order are hereafter reversed, modified, vacated or stayed by a subsequent order of the Bankruptcy Court, or any other court, such reversal, stay, modification of vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors, or the Reorganized Debtors, as applicable, prior to the effective date of such reversal, stay, modification or vacatur. Notwithstanding any such reversal, stay, modification or vacatur of this Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Order prior to the effective date of such reversal, stay, modification or vacatur shall be governed in all respects by the provisions of this Order, the Plan and the Plan Documents, and shall remain binding on the Debtors or the Reorganized Debtors, as the case may be.

77.          In the event of a conflict between the terms and conditions of this Order, the Plan, the Plan Documents, and/or any other supporting document, the terms and conditions of this Order shall control. The provisions of this Order are integrated with each other and are non-severable and mutually dependent unless expressly stated by further order of the Bankruptcy Court.

78.          The Challenge Deadline (as defined in the DIP Revolving Financing Order) has occurred, and the stipulations, admissions, findings, and release contained in the DIP Revolving Financing Order shall be binding on the Debtors’ Estates and all parties in interest as of the date set forth in the DIP Revolving Financing Order.

79.          The Debtors are authorized and directed to pay, on the Effective Date, all accrued and unpaid reasonable and documented fees and expenses, through the Effective Date of (i) the DIP Revolving Facility Agent and (ii) the DIP Real Estate Facility Agent in accordance with and satisfaction of the condition precedent to the occurrence of the Effective Date set forth in section IX.B.5 of the Plan.

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80.           The Rialto Settlement, as described in paragraph N of this Order, is approved and Rialto is hereby granted the Rialto Administrative Claim in the Chapter 11 Cases in the amount of $500,000. On the Effective Date, or promptly thereafter, the Reorganized Debtors shall satisfy the Rialto Administrative Claim by making a cash payment to Rialto.

81.           On the Effective Date or promptly thereafter, the Debtors shall File a notice of the occurrence of the Effective Date (the “Notice of Effective Date”) with the Bankruptcy Court. As soon as practicable after the occurrence of the Effective Date, the Reorganized Debtors shall serve the Notice of Effective Date on all holders of Claims and Interests, the U.S. Trustee, and other parties in interest, by causing the Notice of Effective Date to be delivered to such parties by first class United States mail. The Reorganized Debtors shall also post the Notice of Effective Date on the website for the Chapter 11 Cases: https://dm.epiq11.com/case/tuesdaymorning/info.

T.	Additional Plan Modifications

82.           The definition of Releasing Party in the Glossary of Defined Terms to the Plan is amended as follows (with the amendments indicated in bold and underlined):

Releasing Party means (i) the holders of all Claims or Interests who (a) vote to accept the Plan or (b) ~~either (1) abstain from voting or (2)~~ vote to reject the Plan and~~, in the case of either (b)(1) or (2), does~~ do not opt out of the voluntary release contained in Article VIII of the Plan by checking the opt out box on the Ballot and returning it in accordance with the instructions set forth thereon, indicating that they opt not to grant the releases provided in the Plan; and (ii) the holders of Claims or Interests that are Unimpaired under the Plan.

83.           Section IX.B.2 of the Plan is amended as follows (with amendments indicated in bold and underlined):

The Plan and the Plan Supplement, including any exhibits, schedules, documents, amendments, modifications, or supplements thereto, and inclusive of any amendments, modifications, or supplements made after the Confirmation Date but before the Effective Date, shall, absent Bankruptcy Court approval, be limited to non-material modifications and shall be in form and substance acceptable to the DIP Revolving Facility Agent, the Equity Committee, and the DIP Real Estate Facility Agent, to the extent required under the DIP Real Estate Facility Credit Agreement; and any post-Effective Date modification of the Plan shall require approval of the Bankruptcy Court;

# # # END OF ORDER # # #

49

Submitted by:

Ian T. Peck

State Bar No. 24013306

Jarom J. Yates

State Bar No. 24071134

Jordan E. Chavez

State Bar No. 24109883

HAYNES AND BOONE, LLP

2323 Victory Avenue, Suite 700

Dallas, TX 75219

Telephone: 214.651.5000

Facsimile: 214.651.5940

Email: ian.peck@haynesboone.com

Email: jarom.yates@haynesboone.com

Email: jordan.chavez@haynesboone.com

ATTORNEYS FOR THE DEBTORS

50

EXHIBIT A

The Plan

[Filed as Exhibit 99.2 to this Form 8-K]

EXHIBIT B

Opt-Out Parties